UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2019 (July 26, 2019)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New CEO and Director Election

On July 26, 2019, the Board of Directors (the “Board”) of Newell Brands Inc. (the “Company”) approved the appointment of Ravichandra K. Saligram as President and Chief Executive Officer (“CEO”), voted to increase the size of the Board to twelve members and elected Mr. Saligram to become a member of the Board, all of which will become effective on October 2, 2019 (the “Effective Date”). A copy of the news release dated July 30, 2019 announcing Mr. Saligram’s appointment as CEO and his election to the Board is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Mr. Saligram, age 63, has served as the Chief Executive Officer and a member of the Board of Directors of Ritchie Bros. Auctioneers Incorporated (a global asset management and disposition company) (“Ritchie Bros.”) since July 2014 and has served as a member of the Board of Directors of Church & Dwight Co., Inc. (a consumer products company) since 2006. Prior to joining Ritchie Bros., Mr. Saligram served from 2010 to 2013 as Chief Executive Officer of OfficeMax Incorporated (an omnichannel provider of workplace products) and from 2003 through 2010 in executive management positions with ARAMARK Corporation, (a global food services company), including President of ARAMARK International, Chief Globalization Officer and Executive Vice President. From 1994 through 2002, Mr. Saligram served in various capacities for the InterContinental Hotels Group (a global hospitality company), including President of Brands and Franchise for North America; Chief Marketing Officer and Managing Director, Global Strategy; President, International; and President, Asia Pacific. Earlier in his career, Mr. Saligram held various general and brand management roles at S.C. Johnson & Son, Inc. (a global manufacturer of cleaning products), both in the United States and overseas. He began his career at Leo Burnett Company (an advertising firm). Mr. Saligram’s role as CEO of the Company and his extensive background in consumer brands, omnichannel commerce and global operations are among the key characteristics that led to his election to the Board. He will not receive any compensation for his service as a director of the Company.

Summary of CEO Compensation Arrangement

As inducement to join the Company and in connection with his appointment as CEO, Mr. Saligram and the Company entered into a compensation arrangement dated July 29, 2019 (the “CEO Offer Letter”) pursuant to which Mr. Saligram will be entitled to receive the following compensation and benefits as of the Effective Date:

(i)

An annual base salary of $1.4 million and target bonus opportunity of 150% of base salary (with a maximum bonus payout of 300% of annual base salary) under the Company’s Management Bonus Plan (the “Bonus Plan”), with the payment for 2019 to be equal to the fixed amount of $1.275 million, subject to pro-rata increase based on payout percentage and earned base salary if Company performance results in a Bonus Plan payout exceeding 100%;

(ii)

A cash sign-on bonus of $600,000 payable within 30 days of the Effective Date that is subject to full repayment if he voluntarily terminates his employment without Good Reason (other than due to death or disability, as determined in good faith by the Board), or if he is terminated by the Company for Good Cause, as such terms are defined in the Newell Brands Executive Severance Plan (described below), within twelve months after the Effective Date;

(iii)

A sign-on stock option award covering 1,333,333 shares, that will be granted on the Effective Date and generally expire on the tenth anniversary of the grant date, subject to continued employment with the Company (the “Employment Transition Award”). The exercise price per share of the stock options shall be equal to the closing price of a share of the Company’s common stock on the date of grant. Vesting of the Employment Transition Award will occur ratably upon the eighteen month, two year and three year anniversaries of the grant date, subject to the attainment of a performance condition that, during any 30-day period between the date that is eighteen calendar months following the grant date and the third anniversary of the grant date of the Employment Transition Award, the average of the Company’s closing stock price must exceed 125% of the closing stock price on July 29, 2019. If the performance condition has not been satisfied as of any of the vesting dates, then the vesting of any portion of the Employment Transition Award otherwise scheduled for such vesting date will be deferred until the fifth business day following the date, if any, on which the performance condition has been satisfied. The Employment Transition Award also provides for vesting in the event of a termination of Mr. Saligram’s employment by the Company without Good Cause, or by Mr. Saligram for Good Reason, as such terms are defined in the Company’s 2013 Incentive Plan, in each case subject to attainment of the applicable performance condition (with the performance condition, for this purpose only, measured as of any 30-day period falling between the grant date and the third anniversary of the grant date);

(iv)

An equity based award, beginning in 2020, under the Company’s 2013 Incentive Plan (the “LTIP Award”) with a target value of $5,000,000. His 2020 LTIP Award will consist of 70% performance-based restricted stock units (“RSUs”), vesting on the third anniversary of the grant date subject to continued employment and applicable performance criteria, and 30% stock options, vesting ratably over three years subject to continued employment and expiration generally ten years from the date of grant. The target value of LTIP awards for years after 2020 will remain $5,000,000, however, the target value of actual grants may vary from this target only based on Company performance and/or significant changes in the relevant market for compensation; and

(v)

Participation in the Company’s U.S. benefits program, the Company’s Supplemental Employee Savings Plan and its Flexible Perquisites Program, under which Mr. Saligram will receive an annual cash allowance of $36,000 per year that may be used for such items as car, insurance, automobile maintenance, income tax preparation services, estate planning services and financial planning services.

If Mr. Saligram retires from the Company, or is terminated involuntarily without Good Cause (as defined in the applicable award agreement) in either case after three years of continuous service with the Company, he will be entitled to receive (subject to his execution of a separation agreement and general release) (i) a partial pro-rated bonus under the Bonus Plan for the year of termination based upon the number of days worked in in the year of termination on the basis of actual corporate performance levels as determined by the Board; (ii) continued vesting of previously granted RSU and stock option awards (subject to the satisfaction of any applicable performance conditions); and (iii) a three year period following termination or vesting (whichever is later), not to exceed the remaining term of the option, during which his options will remain exercisable.

Mr. Saligram will participate in the Newell Brands Executive Severance Plan (as described below) and be entitled to the severance benefits described therein. Pursuant to the terms of the CEO Offer Letter, Mr. Saligram’s participation in the Newell Brands Executive Severance Plan will end after three years of continuous service with the Company (subject to a 90-day notice requirement for termination without cause thereafter) and his benefits thereunder will not be adversely affected by any amendment thereof within the first three years of his continuous service to the Company.

The foregoing summary is qualified in its entirety by reference to the CEO Offer Letter and the Form of 2019 Stock Option Award Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated by reference herein.

Adoption of the Newell Brands Executive Severance Plan

On July 26, 2019, the Board approved the adoption of the Newell Brands Executive Severance Plan by Newell Operating Company, a wholly owned subsidiary of the Company (the “Severance Plan”) to provide severance pay, medical benefits and certain other benefits to eligible Company Executives (as defined in the Severance Plan) when their employment terminates under certain circumstances. Subject to the conditions described above, Mr. Saligram will be a participant in the Severance Plan. In order for any other Company named executive officers to participate in the Severance Plan, the executive must waive any rights to severance payments and other severance benefits under any employment security agreement or other written agreement between such executive and the Company in effect as of the effective date of participation in the Severance Plan (other than any provisions thereof that apply to the executive’s awards with respect to the securities of the Company granted prior to the effective date of the executive’s participation in the Severance Plan).

Below is a brief description of the terms and conditions of the Severance Plan. All capitalized terms used below shall be defined as set forth in the Severance Plan.

In order to receive benefits under the Severance Plan, participating Company Executives (“Executives”) will be required to sign restrictive covenants, including non-competition for a period of up to two years, and a release of claims. The Company may recover payments previously paid in the event an Executive breaches restrictive covenants.

In the event of termination in the absence of a Change in Control at any time by the Company other than for Good Cause or by the Executive for Good Reason, Executives are eligible to receive the following pay and benefits:

(i)

Severance pay equal to two times the sum of the base salary and target annual cash bonus for the CEO and equal to one times the sum of the base salary and target annual cash bonus for non-CEO Executives;

(ii)	A pro rata annual cash bonus based on actual corporate results, subject to adjustments that may be applied generally;

(iii)

Vesting of a portion of time-based equity and long-term incentive awards that were granted on or after the Executive’s participation in the Severance Plan and would have otherwise vested during the three-year period after termination, with settlement in accordance with the original schedule and vesting of performance-based equity and long-term incentive awards (based on the achievement of performance goals), in each case subject to any more favorable provisions in an offer letter or grant agreement;

(iv)

Vesting of a portion of option awards that were granted on or after the Executive’s participation in the Severance Plan and would have otherwise vested during the three-year period after termination, and exercisability of vested options for up to one year after termination, subject to any more favorable provisions in an offer letter or grant agreement;

(v)	Up to 2 years for the CEO and 1 year for non-CEO Executives of medical and dental benefits at active employee premium rates that terminates upon eligibility for coverage under certain other plans; and

(vi)	Twelve months of outplacement benefits.

Under the Severance Plan, in the event of Change in Control, Executives are eligible to receive the following pay and benefits if their employment is terminated by the Company other than for Good Cause or by the Executive for Good Reason on or within 24 months after a Change in Control:

(i)	Severance pay equal to two times the sum of their base salary and target annual cash bonus;

(ii)	A pro rata annual cash bonus based on attainment of targeted results at a 100% level;

(iii)

Full vesting of equity and long-term incentive awards that were granted on or after the Executive’s participation in the Severance Plan, with performance metrics deemed satisfied at “target” payout level for uncompleted performance periods;

(iv)	A period of 3 years or the remaining term under an Executive’s option agreement to exercise options that were granted on or after the Executive’s participation in the Severance Plan;

(v)	Up to 2 years of medical, vision and dental benefits at active employee premium rates which terminate upon eligibility for coverage under certain other plans;

(vi)

100% vesting of benefits under the Newell Brands Supplemental Employee Savings Plan and the Newell Rubbermaid Inc. 2008 Deferred Compensation Plan and payment to Executives of a lump sum equal to the sum of any unvested amounts accrued or credited under qualified defined contribution plans as of the date of termination;

(vii)	Twelve months of outplacement benefits;

(viii)	Deposit of any severance not payable promptly after a post-Change in Control qualifying termination into a rabbi trust, the funds of which can only be used to pay the severance obligations; and

(ix)	Reimbursements for reasonable expenses as incurred, including attorneys’ fees, as further described in the Severance Plan.

The Company may amend or terminate the Severance Plan subject to certain limits on adverse impact to Executives, as further set forth in the Severance Plan. After a Change in Control, only members of the Organizational Development and Compensation Committee of the Board, as constituted before the Change in Control (with such changes as may be approved by those individuals), shall determine the payments and benefits to which existing Executives may be entitled and amend or terminate the Severance Plan with respect to such Executives.

The foregoing summary is qualified in its entirety by reference to the Severance Plan, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Newell Brands Inc., dated July 30, 2019

10.1	CEO Offer Letter, dated July 29, 2019

10.2	Form of 2019 Stock Option Award Agreement

10.3	Newell Brands Executive Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: July 30, 2019	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary